February 6, 1995




Securities and Exchange Commission
Washington, D.C.  20549

To the Securities and Exchange Commission:

We have read Item 4 included in the attached Form 8-K dated February 3, 1995 of The Manitowoc Company, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


                         Very truly yours,




                            /s/   Arthur Andersen LLP
                         ---------------------------------------
                         ARTHUR ANDERSEN LLP





8k-item4